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                                  EXHIBIT A



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

                                                      TEXAS UTILITIES COMPANY




            DOMESTIC ASSOCIATE PUBLIC UTILITY COMPANIES                                           TEXAS UTILITIES AUSTRALIA PTY. LTD




TEXAS UTILITIES ELECTRIC COMPANY    SOUTHWESTERN ELECTRIC SERVICE COMPANY               EASTERN ENERGY LIMITED




                                                                           ENETECH PTY LTD     EASTERN FACILITIES MANAGEMENT PTY LTD




                                 TEXAS UTILITIES SERVICES, INC.           TEXAS UTILITIES FUEL COMPANY


                                 TEXAS UTILITIES MINING COMPANY                 BASIC RESOURCES INC.


                                       CHACO ENERGY COMPANY              TEXAS UTILITIES PROPERTIES INC.



                               TEXAS UTILITIES COMMUNICATIONS, INC.


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